Exhibit 99.11

Deutsche Bank Investment Bank Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States. July 2021 Discussion materials

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank “IMPORTANT: This presentation (the “Presentation”) has been prepared by Deutsche Bank’s investment banking department exclusi vel y for the benefit and internal use of the recipient (the “Recipient”) to whom it is addressed. Neither Deutsche Bank AG New York Branch, Deutsc he Bank Trust Company Americas (“DBTCA”) nor any of their banking affiliates is responsible for the obligations of Deutsche Bank Securities Inc. or an y U.S. Broker - dealer affiliate. Unless specified otherwise, deposit products are provided by DBTCA, Member FDIC. The Recipient is not permitted to reproduce in whole or in part the information provided in this Presentation (the “Information”) or to communicate the Information to any third party without ou r p rior written consent. No party may rely on this Presentation without our prior written consent. Deutsche Bank and its affiliates, officers, directors, emplo yee s and agents do not accept responsibility or liability for this Presentation or its contents (except to the extent that such liability cannot be exclude d b y law). Statements and opinions regarding the Recipient's investment case, positioning and valuation are not, and should not be const rue d as, an indication that Deutsche Bank will provide favorable research coverage of the Recipient or publish research containing any particular rating or price target for the Recipient’s securities. This Presentation is (i) for discussion purposes only; and (ii) speaks only as of the date it is given, reflecting prevailing ma rket conditions and the views expressed are subject to change based upon a number of factors, including market conditions and the Recipient's business and pro spects. The Information, whether taken from public sources, received from the Recipient or elsewhere, has not been verified and Deutsche Ban k has relied upon and assumed without independent verification, the accuracy and completeness of all information which may have been provided direc tly or indirectly by the Recipient. No representation or warranty is made as to the Information’s accuracy or completeness and Deutsche Bank assumes n o o bligation to update the Information. The Presentation is incomplete without reference to, and should be viewed solely in conjunction with, the or al briefing provided by Deutsche Bank. The analyses contained in the Presentation are not, and do not purport to be, appraisals of the assets, stock, or business of the Recipient. The Information does not take into account the effects of a possible transaction or transactions involving an actual or poten tia l change of control, which may have significant valuation and other effects. The Presentation is not exhaustive and does not serve as legal, accounting, tax, investment or any other kind of advice. This Pr esentation is not intended to provide, and must not be taken as, the basis of any decision and should not be considered as a recommendation by Deutsche Ban k. Recipient must make its own independent assessment and such investigations as it deems necessary. In preparing this presentation Deutsche Ba nk has acted as an independent contractor and nothing in this presentation is intended to create or shall be construed as creating a fiduciary o r o ther relationship between the Recipient and Deutsche Bank.”

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Vacasa investment overview Vacasa investment thesis Vacasa by the numbers 1 US$1.6bn 2021E Gross bookings 29% 2021 – 2023E Gross bookings CAGR US$757mm 2021E Revenue 4mm+ 2021E Nights sold 400+ Destinations across North America, Belize and Costa Rica (a) 4.3x 2021E LTV/CAC ~30,000 units Trusted partner with exclusive access to the home and control of the calendar 35% Direct distribution in addition to multi - channel distribution partners Large, fragmented and growing TAM 1 Strong secular tailwinds 2 Differentiated and highly strategic asset 3 Attractive unit economics 4 (a) Metric as of March 31, 2021

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Vacasa is the only scaled end - to - end platform in vacation rentals 2 Real estate analytics Management of exclusive inventory Property setup Distributed operations Deep 24/7 support Multi - channel distribution Homeowner tools Dynamic pricing Listing optimization Booking and payment Demand generation Search and discovery Supply Demand Vertically - integrated Exclusive inventory Superior value proposition Greater value capture Asset - lite model ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ ✘ Source: Company materials

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Vacasa is still in the early days of unlocking a huge TAM 3 US vacation homes on Airbnb and Vrbo US vacation homes Global vacation homes 25mm+ Global vacation homes (a) 5mm+ US vacation homes (b) 1mm+ US vacation homes on Airbnb and Vrbo (c) Vacasa today <1% penetration of US vacation homes +32% CAGR 2018 – 2021 (c) +56% CAGR 2018 – 2021 (d) (a) Technavio ; Estimated based on US unit count and proportion of global spending (b) US Census Bureau, Current Population Survey/Housing Vacancy Survey, March 2021 (c) AirDNA ; Represents unique entire home listings on Airbnb as of June 2020 and Vrbo as of March 2021 (d) Represent Vacasa unit growth 2018 – April 2021

Vacasa's opportunity has continued to grow rapidly, and the past 12 months have only accelerated secular trends

More homeowners are entering the market



% of homeowners who purchase second homes with intent to rent at time of purchase


~2x
60%
~35%
2010
2019

Guests are shifting their preferences



% of guests staying in vacation rentals in the past 12 months


~3x
30%+
~10%
2010
2019

Increase in second home renters drives Vacasa's supply opportunity



16%
increase in second home sales in 2020

46%
of second home buyers looking to generate income today

11%
increase in housing prices in 2020

Vacasa's high quality, consistent inventory has elevated appeal to guests seeking vacation rental experiences



19%
of travelers stayed in a vacation rental for the first time during the pandemic

86%
of travelers plan to continue booking vacation rentals post-pandemic

52%
of travelers prefer to stay in a vacation rental over hotels post-pandemic

Source: Savills World Research, Second Homes Spotlight 2018; Phocuswright, National Association of Realtors, Federal Housing Finance Agency, Skift study commissioned by Vacasa (March 2021), VRM Intel, Vacasa 2021 Vacation Rental Buyer Report

4
Deutsche Bank
Investment Bank

Vertical integration allows for attractive unit economics and greater value capture

- ✓ Significantly higher unit economics
- ✓ Greater value capture through vertical integration with flywheel effect
- ✓ More frequent value capture through supply exclusivity

Net revenue to homeowner per unit

Homeowners can make 20%+ more when they switch to Vacasa from other professional property managers



(US$)
+21%
19,700
23,800
Before Vacasa (a)
12-months prior to joining Vacasa
After Vacasa (a)
12-months after joining Vacasa
Nights sold per unit
117
154

~10%
Additional increase in year two after joining Vacasa[b]

Annual adjusted gross profit per home[c]



(US$)
9,000
20x
450
vacasa
Booking sites
airbnb

Adjusted gross profit as % of gross bookings[d]



(US$)
26%
10%–15%
vacasa
Booking sites
Booking.com
airbnb

5

Deutsche Bank
Investment Bank

(a) Reflects same store basis; Before Vacasa vs After Vacasa metrics based on portfolio additions with an onboarding date from August 1, 2017–January 1, 2019 and 12 months of history leading up to onboarding and at least 12 months of management by Vacasa after onboarding
(b) Reflects same store basis total rent per homeowner per unit
(c) Adjusted gross profit per home based on 2020 adjusted gross profit and 2020 homes as of December 31,2020; reflects active listings for Airbnb as of September 30, 2020
(d) Adjusted gross profit as % of gross bookings based on 2022E metrics and reflects FactSet consensus for booking sites

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Vacasa transaction economics Vacasa.com US$ Nightly rate with fees and taxes $250 (x) Nights sold 4 Vacasa gross bookings $1,000 ( - ) Homeowner payout (400) ( - ) Taxes (60) Vacasa revenue $540 ( - ) Cost of revenue (250) Adj Gross profit $290 Memo: Listing fees (not in COR) – 6 Inclusive of booking, cleaning, and service fees. Vacasa uses technology to dynamically price to maximize revenue to Vacasa and homeowners, creating win - win outcomes Reflects rental income generated for homeowners Includes home care, merchant fees and other expenses Vacasa retains a portion of rent and 100% of fees Vacasa pays listing fees for nights sold through distribution partners. Listing fees comprised 7% of revenue over the trailing 12 month period ending March 31, 2021. In some cases, nightly rates may be adjusted to account for listing fees Note: Figures show illustrative transaction economics

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Adj EBITDA ($m) Revenue ($m) Financial summary 7 Gross profit ($m) 64% 54% 32% 30% % growth 45% 48% 51% 52% 54% % margin (22)% (7)% (7)% (4)% 0% % margin $135 $236 $374 $522 $696 0 400 800 2019 2020 2021E 2022E 2023E ($66) ($35) ($49) ($42) $0 % margin (22%) (7%) (7%) (4%) 0% $299 $492 $757 $1,002 $1,300 0 500 1,000 1,500 2019 2020 2021E 2022E 2023E Source: Company materials

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Online travel Travel sector leaders Common end - market drivers Leading platforms for vacation rental Differing business mix Challenging to directly compare Comparable company selection overview 8 Marketplaces Disruptive leaders Marketplace tech platforms High growth Different business drivers / KPIs Diversity in business models

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Comparable company benchmarking Operating metrics CY2022E and CY2023E Gross Margin 9 CY2021E - CY2023E Revenue CAGR CY2022E and CY2023E EBITDA Margin Marketplaces Online travel 2022 2023 Note: Market data as of July 21, 2021. Airbnb gross margins if adjusted for operations and support similar to DoorDash are ~63% for 2022E and ~64% for 2023E respectively Source: Company filings, FactSet , Wall Street research 52% 78% 75% 54% 33% 97% 83% 54% 80% 76% 55% 27% 100% 86% Median 2022E: 64% Median 2023E: 65% Median 2022E: 90% Median 2023E: 93% 31% 44% 25% 23% 21% 38% 26% Median: 24% Median: 32% (4%) 30% 17% 9% 7% 35% 21% 0% 32% 20% 8% 13% 38% 22% Median 2022E: 13% Median 2023E: 16% Median 2022E: 28% Median 2023E: 30%

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Comparable company benchmarking Trading metrics CY2022E and CY2023E EV / Gross Profit 10 CY2022E and CY2023E EV / Revenue CY2022E and CY2023E EV / EBITDA Note: Market data as of July 21, 2021. Multiples that are negative or above a certain limit (50x) are considered not meaningf ul. Vacasa transaction multiples are calculated using FPA / PIPE enterprise value Source: Company filings, FactSet , Wall Street research Marketplaces Online travel 2022 2023 6.8x 22.5x 17.2x 13.6x 11.2x 6.3x 3.4x 5.1x 18.0x 13.7x 11.1x 9.4x 5.1x 2.8x Median 2022E: 15.4x Median 2023E: 12.4x Median 2022E: 4.8x Median 2023E: 3.9x 3.5x 13.4x 12.2x 10.1x 3.7x 6.1x 2.8x 2.7x 10.9x 9.9x 8.4x 2.5x 5.1x 2.4x Median 2022E: 11.2x Median 2023E: 9.1x Median 2022E: 4.5x Median 2023E: 3.7x NM 42.2x 33.6x NM NM 17.4x 13.2x NM 31.1x 26.1x NM NM 13.5x 10.7x Median 2022E: 37.9x Median 2023E: 28.6x Median 2022E: 15.3x Median 2023E: 12.1x

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Valuation summary 11 ($ in millions) Methodology Range Metric Fully-distributed enterprise value range EV / CY22E gross profit: 13.0x - 17.0x $522 EV / CY23E gross profit: 10.0x - 13.5x $696 EV / CY22E revenue: 8.0x - 9.0x $1,002 EV / CY23E revenue: 6.0x - 7.0x $1,300 EV / LTM revenue: 9.0x - 10.0x $625 EV / gross profit EV / revenue EV / revenue $6,786 $6,960 8.8x $5,333 $8,016 $7,800 6.9x $7,962 $5,621 $8,874 $9,396 14.1x $8,602 $9,018 $9,100 7.7x $8,920 $6,245 $0 $5,000 $10,000 $15,000 Fully - distributed enterprise value: $3,750 EV / 22E implied revenue multiple: 3.7x EV / 23E implied revenue multiple: 2.9x EV / 22E implied GP multiple: 7.2 x EV / 23E implied GP multiple: 5 ..4x Implied Vacasa enterprise value applying Airbnb and Doordash EV / 2022E gross profit multiples at IPO adjusted for time Implied Vacasa enterprise value applying Airbnb and Doordash EV / 2022E revenue multiples at IPO adjusted for time Publicly traded comps Publicly traded comps Marketplaces / online travel precedents (for reference only) (b) (a) (a) Represents Street enterprise value (b) Represents LTM revenue for Vacasa Source: Company materials, Factset , DB research

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Appendix

Comparable company analysis

($ in millions, except per share data)

					Enterprise value /													
	Share	% of 52-wk	Equity	Enterprise	Revenue [d]		Gross profit [d]		EBITDA [d]		Revenue CAGR	Revenue growth		Gross margin		EBITDA margin	
Company name	price [a]	high	value [b]	value [c]	CY 22	CY 23	CY 22	CY 23	CY 22	CY 23	CY21 - CY23	CY 22	CY 23	CY 22	CY 23	CY 22	CY 23
Marketplaces																	
Airbnb	$139.25	64%	$98,368	$93,799	13.4x	10.9x	17.2x	13.7x	NM	NM	25%	28%	23%	78%	80%	17%	20%
DoorDash	179.02	83%	68,163	63,689	12.2x	9.9x	22.5x	18.0x	NM	NM	23%	22%	24%	54%	55%	7%	13%
Zillow	111.66	56%	32,539	29,005	3.7x	2.5x	11.2x	9.4x	42.2x	31.1x	44%	44%	44%	33%	27%	9%	8%
Etsy	195.80	80%	27,367	27,838	10.1x	8.4x	13.6x	11.1x	33.6x	26.1x	21%	20%	21%	75%	76%	30%	32%
			Mean		9.9x	7.9x	16.1x	13.0x	37.9x	28.6x	28%	29%	28%	60%	59%	16%	18%
			Median		11.2x	9.1x	15.4x	12.4x	37.9x	28.6x	24%	25%	23%	64%	65%	13%	16%
Online travel																	
Booking Holdings	$2,194.03	88%	$93,205	$88,921	6.1x	5.1x	6.3x	5.1x	17.4x	13.5x	38%	58%	20%	97%	100%	35%	38%
Expedia Group	162.42	88%	25,890	31,876	2.8x	2.4x	3.4x	2.8x	13.2x	10.7x	26%	36%	18%	83%	86%	21%	22%
			Mean		4.5x	3.7x	4.8x	3.9x	15.3x	12.1x	32%	47%	19%	90%	93%	28%	30%
			Median		4.5x	3.7x	4.8x	3.9x	15.3x	12.1x	32%	47%	19%	90%	93%	28%	30%

(a) Share prices and market values are as of July 21, 2021
(b) Calculated based on fully diluted shares outstanding
(c) Enterprise value is equity value plus total debt and minority interest, less cash and equivalents. Excludes minority interest
(d) Multiples that are negative or above a certain limit (50x) are considered not meaningful
Source: Company filings, Wall Street research, FactSet

12

Deutsche Bank
Investment Bank

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Marketplaces / online travel precedents Date Target Acquiror Enterprise value EV / revenue LTM EV / EBITDA LTM 7/21/2020 $9,185 8.7x na 7/6/2020 $2,650 6.2x na 5/23/2018 $1,262 10.2x na 11/4/2015 $3,403 7.0x 28.8x 7/24/2014 $200 15.4x na 6/13/2014 $2,482 12.5x 52.4x 9/22/2003 $685 6.2x na Mean: 9.5x 40.6x Median: 8.7x 40.6x 13 ($ in millions) Source: Deutsche Bank proprietary database, 451 research

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank Street’s perspective on Zillow’s SOTP valuation “Our $223 price target is based on our sum - of - the - parts analysis, whereby we value Zillow’s IMT business at 40x our 2022E EBITDA multiple based on our projection of $891 million, Homes at 3.5x our 2022E revenue of $6.4 billion (+74% Y/Y), and Mortgage at 1.0x our 2022E revenue of $311 million (+25% Y/Y ).” JMP Securities, 05/21/21 14 “… The 3rd straight quarter of 47% - 48% IMT EBITDA margins gives us increasing confidence in the LT margin opportunity as we raise o ur terminal EBITDA margin from ~46% to ~50%. As a result, our IMT valuation per share rises from $115 to $127 .. On the homes side, we believe the lower inventory is due to transitory issues and only lower '21/'22 revenue by <1% each. However, the iBuying peer has re - rated lower in the past few months, and we lower our '22 Homes EV/revenue multiple to 1.4x (in - line with OpenDoor ). This causes the Homes valuation per share to move lower from $40 to $22 .. Our SOTP - based PT as a whole lowers from $161 to $155 ..” Morgan Stanley, 05/05/21 “Our PT is based on a target EV/Revenue (Homes) of 1.5x on our ‘22E Revenue of $5.5bn, which implies a 3 - year Revenue CAGR (’20 - ’23) of 72%, and a 35x EV/EBITDA (ex - Homes) multiple on our ex - Homes ‘22E EBITDA of $1bn, implying a 3 - year EBITDA CAGR (’20 - ’23) of 30%, which together yields our $180 PT ..” Evercore , 05/05/21 “Our SOTP - derived PT of $215 is unchanged due to lower peer valuation and involves ~$100 in value for IMT, ~$65 for Offers, and ~$50 for adjacencies related to Offers .. We determine our SOTP by applying peer - based growth adjusted multiples to our 2025 estimates (discounted to 2022 at WACC) to account for the nascent grow th - stage of Offers and Mortgages ..” Jefferies, 05/05/21 “Our SOTP represents 2.5x EV/ Revenue for Homes, 30x EV/EBITDA for IMT, and 4x EV/Revenue for Mortgages on our 2022E estimates ..” Wedbush Securities, 05/05/21 “We assign a 20x EV⁄Ebitda multiple for the core IMT business, a 2x EV/revenue multiple for mortgages, and a 1x EV/revenue multiple on homes ..” Barclays, 05/05/21 “We use a 35x EV/EBITDA multiple for the IMT segment, a 10x EV/Revenue multiple for the Mortgages segment, and a 2x EV/Revenue multiple fo r the Homes segment ..” Deutsche Bank, 05/05/21 Source: Wall Street research

81nidZpGqzkSDMpD 81nidZpGqzkSDMpD Deutsche Bank Investment Bank $3.8bn $5.3bn - $7.9bn Current enterprise value at transaction announcement Future enterprise value in 2024E Illustrative future trading analysis 15 ($ in billions) 12% - 28% IRR Midpoint: 20% (a) Represents Street enterprise value (b) TPG estimates (c) Vacasa long - term operating model Source: Company materials (a) Assumptions - Assumed 25% – 35% (b) (midpoint of 30%) year over year growth to 2023E revenue of $1,300m to get 2025E revenue of $2,197m - L ong - term EBITDA margin of 18% – 22% (c) (midpoint of 20%) on the 2025E revenue metric to get to 2025E EBITDA of $439m - Assumed one - year forward EBITDA multiple range of 12x – 18x